As  filed  with  the  Securities  and  Exchange  Commission  February  17,  2004

                               File No.  333-96589

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM SB-2
                           Post Effective Amendment #2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          OEF CORPORATE SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)


                  NEVADA                         88-0514502
      (State or Other Jurisdiction of          (IRS Employer
       Incorporation or Organization)        Identification No.)

                          3639 MIDWAY DR., SUITE B-323
                              SAN DIEGO,  CA  92110
         (Address and telephone number of registrant's principal offices)

                                NATALIE SHAHVARAN
                          3639 MIDWAY DR., SUITE B-323
                              SAN DIEGO,  CA  92110
                                  619-688-9308
            (Name, address and telephone number of agent for service)

                                   Copies to:
                            CLETHA A. WALSTRAND, ESQ.
                            CLETHA A. WALSTRAND, P.C.
                           8 EAST BROADWAY, SUITE 609
                         SALT LAKE CITY, UT  84111-2204
                                 (801) 363-0890
                               (801) 363-8512 FAX


Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If  any  of  the securities being registered on this form are to be offered on a delayed  or  continuous  basis  pursuant to Rule 415 under the Securities Act of
1933,  check  the  following  box:   [  x  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                           CALCULATION OF REGISTRATION FEE

Title of each class   Amount to be   Proposed offering   Proposed maximum     Amount of
of securities to       registered     price per share    aggregate offering   registration
be registered                                            price                fee


Common Stock. . . .  300,000 shares  $   0.50 per share  $        150,000     $     13.80

The number of shares to be registered is estimated solely for the purpose of calculating the registration fee.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



OEF  CORPORATE  SOLUTIONS,  INC.



--------------------------------
TABLE OF CONTENTS
--------------------------------
Prospectus Summary . . . . . . . . . . . . . .   2
Risk Factors . . . . . . . . . . . . . . . . .   2
Forward-Looking Statements . . . . . . . . . .   6
Dilution and Comparative Data. . . . . . . . .   7
Use of Proceeds. . . . . . . . . . . . . . . .   8
Determination of Offering Price. . . . . . . .   9
Description of Business. . . . . . . . . . . .   9
Plan of Operation. . . . . . . . . . . . . . .  14
Management's Discussion and Analysis . . . . .  15
Management . . . . . . . . . . . . . . . . . .  16
Compensation . . . . . . . . . . . . . . . . .  16
Certain Relationships and Related Transactions  17
Principal Stockholders . . . . . . . . . . . .  18
Description of the Securities. . . . . . . . .  18
Shares Available for Future Sale . . . . . . .  19
Market for Common Stock. . . . . . . . . . . .  19
Plan of Distribution . . . . . . . . . . . . .  21
Legal Matters. . . . . . . . . . . . . . . . .  22
Experts. . . . . . . . . . . . . . . . . . . .  22
Additional Information . . . . . . . . . . . .  22
Index to Financial Statements. . . . . . . . .  23

THE  INFORMATION  IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY
NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject  to  completion  ---_____________,  2004

                                   PROSPECTUS
                           POST EFFECTIVE AMENDMENT #2
                       $75,000 MINIMUM / $150,000 MAXIMUM
                          OEF CORPORATE SOLUTIONS, INC.

                                  COMMON STOCK

This is OEF's initial public offering. We are offering a minimum of 150,000 shares and a maximum of 300,000 shares of common stock. The public offering price is $0.50 per share. No public market currently exists for our shares. We only have a limited history of operations. We are amending our original Prospectus which went effective on November 7, 2003 to extend the duration of the offering. Due to health problems of our President, the original Prospectus expired on January 7, 2004 before we could complete our offering. We have returned all investor checks and are submitting this post effective amendment to extend the duration of the offering. The only change to the Registration Statement is to amend the offering period from 60 days to 180 days.

SEE  "RISK  FACTORS"  BEGINNING  ON  PAGE  2  FOR CERTAIN INFORMATION YOU SHOULD
CONSIDER BEFORE YOU PURCHASE THE SHARES. It is likely our stock will become subject to the Penny Stock rules which impose significant restrictions on the Broker-Dealers and may affect the resale of our stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The shares are offered on a "minimum/maximum, best efforts" basis directly through our officer and director. No commission or other compensation related to the sale of the shares will be paid to our officer or director. The proceeds of the offering will be placed and held in an escrow account at Escrow Specialists, P. O. Box 3287, Ogden, UT 84405, until a minimum of $75,000 in cash has been received as proceeds from sale of shares. If we do not receive the minimum proceeds within 180 days from the date of this prospectus, your investment will be promptly returned to you without interest and without any deductions. This offering will expire 180 days after the date of this offering. We may terminate this offering prior to the expiration date.


           Price to Public   Commissions   Proceeds to Company

Per Share  $           0.50  $        -0-  $               0.50

Minimum .  $         75,000  $        -0-  $             75,000
Maximum .  $        150,000  $        -0-  $            150,000


                The date of this Prospectus is February 17, 2004

                               PROSPECTUS SUMMARY

ABOUT  OUR  COMPANY

We were formed as a Nevada corporation on December 5, 2001 as OEF Corporate Solutions, Inc. We are in the business of providing electronic filing services for clients who need to file registration statements, prospectuses, periodic filings and other documents required by the United States Securities and Exchange Commission.

The SEC requires that all such corporate documents be filed in a special electronic computer format to comply with the SEC's Electronic Data Gathering Analysis and Retrieval system, commonly referred to as EDGAR(R). We convert client documents to the prescribed EDGAR(R) format and submit the converted document directly to the SEC via telecommunications.

We will be competing with a broad range of companies who provide similar services including national, regional and local businesses. The competition is highly fragmented with many small players dominated by several large competitors. Some of our competitors include @EDGAR, Southridge Corporate Services, Latek Corporate Filing Services, Pacific Management Services, Prepress Graphics, Bassett Press, QuestNet, ProFile Services and EFFS, Inc. as well as larger financial printing companies such as Merrill Corporation.

We have commenced only limited operations. As of December 31, 2002, we realized a cumulative net loss of $43,664. Through the first nine months of 2003 we have realized a net loss of $16,417 and have not yet established profitable operations. These factors raise substantial doubts about our ability to continue as a going concern.

We are offering a minimum of 150,000 and a maximum of 300,000 shares. Upon completion of the offering, we will have 3,850,000 shares outstanding if we sell the minimum and 4,000,000 shares outstanding if we sell the maximum number of shares. We will realize $75,000 if we raise the minimum and $150,000 if we raise the maximum amount of the offering. We anticipate our expenses related to the offering to be approximately $20,000. We will use the proceeds from the offering to repay existing debt and implement our business plan. We need to raise at least the minimum offering amount from this offering so we can continue operations and implement our business plan for the next twelve months. We believe that with the minimum net offering proceeds amount of $55,000, we can repay our outstanding debt, fund advertising campaigns aimed at increasing sales and cover our costs over the next year.

Upon completion of this offering, our current shareholders will own 96.1% of the stock if the minimum is raised and 92.5% of the stock if the maximum is raised. This means that our current shareholders will be able to elect directors and control the future course of OEF.

Our principal executive offices are located at 3639 Midway Drive, Suite B-323, San Diego, CA 92110. Our telephone number is 619-688-9308.

                                  RISK FACTORS

Investing in our stock is very risky and you should be able to bear a complete loss of your investment. Please read the following risk factors closely.

BECAUSE WE ARE A NEW BUSINESS AND WE HAVE NOT PROVEN OUR ABILITY TO GENERATE PROFIT, AN INVESTMENT IN OUR COMPANY IS RISKY. We have no meaningful operating history so it will be difficult for you to evaluate an investment in our stock.

For the period ended December 31, 2002, we had $12,694 in revenue and a net loss of $43,664. Through the first nine months of 2003, we had $9,540 in revenue and a net loss of $16,417. Our auditors have expressed substantial doubt about our ability to continue as a going concern. We cannot assure that we will ever be profitable. Since we have not proven the essential elements of profitable operations, you will be furnishing venture capital to us and will bear the risk of complete loss of your investment in the event we are not successful.

IF WE DO NOT RAISE MONEY THROUGH THIS OFFERING, IT IS UNLIKELY WE CAN CONTINUE OPERATIONS. As of December 31, 2002, we had assets of $6,891 and current liabilities of $40,790. As of September 30, 2003, we had total assets of $4,221 and total current liabilities of $54,537. We are devoting substantially all of our present efforts to establishing a new business and need the proceeds from this offering to continue implementing our business plan. We generated only $12,694 in revenue in 2002 and $9,540 through September 30, 2003. All income was generated by providing EDGAR filing services. If we cannot raise money through this offering, we will have to seek other sources of financing or we will be forced to curtail or terminate our business. There is no assurance that additional sources of financing will be available at all or at a reasonable cost. These factors raise substantial doubt about our ability to continue as a going concern.

IF OUR OPERATING COSTS EXCEED OUR ESTIMATES, IT MAY IMPACT OUR ABILITY TO CONTINUE OPERATIONS. We believe we have accurately estimated our needs for the next twelve months based on receiving both the minimum and maximum amount of the offering. It is possible that we may need to purchase additional equipment or that our operating costs will be higher than estimated. If this happens, it may impact our ability to generate revenue and we would need to seek additional funding. We intend to establish our initial clientele via existing relationships with accountants, lawyers, venture capitalists, and other professionals. Should these relationships not generate the anticipated volume of clientele, any unanticipated marketing would diminish our working capital.

OUR REVENUES ARE DIFFICULT TO PREDICT BECAUSE THEY ARE GENERATED ON A PROJECT-BY-PROJECT BASIS. Our target market is small to medium sized businesses that are either publicly traded or looking to become publicly traded companies. Our revenues are derived primarily from project-based client engagements. As a result, our revenues are difficult to predict from period to period. We perform work for clients without formal contracts or under contracts that are terminable upon little or no notice.

THE PRICING STRUCTURE OF OUR SERVICES MAY PRECLUDE OUR ABILITY TO BE PROFITABLE. We have reviewed select competitors for our services and have made a reasonable estimate with respect to pricing structure. If our services are too costly compared to our competition, we may deter potential clientele. Our management is less experienced in pricing these services than many of our competitors. We may find that while keeping our pricing competitive, we experience more labor hours than our competitors, and in comparison experience a lower profit margin on projects.

WE MAY NOT BE ABLE TO COMPETE IN THE MARKET BECAUSE WE LACK EXPERIENCE AND HAVE LIMITED FUNDS. The majority of our competitors have greater financial and other resources than we do. Our competitors may also have a history of successful operations and an established reputation within the industry. Some of our competitors may be prepared to accept less favorable payment terms than us when negotiating or renewing contracts. In addition, the market is characterized by an increasing number of entrants that have introduced or developed services similar to those offered by us. We believe that competition will intensify and increase in the future. As a result, our competitors may be better positioned to address these developments or may react more favorably to these changes. Our inability to be competitive in obtaining and maintaining clients would have a negative effect on our revenues and results of operations.

IF WE LOSE THE SERVICES OF MS. NATALIE SHAHVARAN, IT IS UNLIKELY THAT OUR BUSINESS COULD CONTINUE. OEF requires the services of our executive officer to become established. Our business relies exclusively on Ms. Shahvaran's services
                                         -----------
because she is currently our sole employee, officer and director. We have no employment agreement with our executive officer. If we lost the services of our executive officer, it is questionable we would be able to find a replacement and it is likely our business would fail.

OUR PRESIDENT HAS LIMITED EXPERIENCE IN RUNNING THIS TYPE OF SERVICE OPERATION AND OUR BUSINESS MAY SUFFER FROM UNFORESEEN PROBLEMS. Although our president is knowledgeable in many aspects of the business and investment banking industry, she has had no specific past experience in running a regulatory filing service. There may be significant unforeseen obstacles to intended growth strategies that have not been accurately anticipated.

INTERNET  SYSTEM  FAILURES  OR VIRUSES COULD SERIOUSLY IMPACT OUR OPERATIONS AND
CAUSE CUSTOMERS TO SEEK OTHER SOLUTIONS. The need to securely transmit all confidential information in a timely fashion will be critical to our clients. Any computer virus that is spread over the Internet could disable or damage our system or delay our ability to transmit to the SEC. Additionally, any breach of confidentiality or even perceived compromise of integrity of computer information could cause credibility problems with our clients. Our success is dependent upon our ability to deliver high speed, uninterrupted information via the Internet to the SEC. Any system failure that causes interruption in our operations could impact our ability to maintain customers. Failures in the telecommunications network on which we rely would result in customers' receiving no or diminished service.

OUR BUSINESS IS IN A RAPIDLY CHANGING INDUSTRY AND IF WE DO NOT KEEP PACE WITH NEW TECHNOLOGY, WE MAY NOT BE ABLE TO COMPETE AND KEEP OUR CUSTOMERS. If we do not keep pace with changing technologies and client preferences, our current services may become obsolete or unmarketable. For example, many competitors provide EDGAR(R) in HTML format in addition to ASCII format. We do not currently provide HTML format services. The SEC has indicated they believe the future of EDGAR(R) services will probably be away from the ASCII services. This could severely limit our ability to service our clients.

THE SEC FILING PROCESS IS VERY TIME SENSITIVE AND IF WE FAIL TO MEET MANDATORY DEADLINES, WE MAY LOOSE BUSINESS. Clients need absolute dependability in regulatory filing services. Many of our competitors have multiple people employed and multiple workstations at their disposal. This provides our competitors with versatility in case of unforeseen circumstances. We do not have that versatility. Any unavailability of our personnel or unexpected mechanical problems could severely impact how our clients might view our dependability and their desire to engage our services. If we fail to meet our client expectations or fail to deliver timely and accurate services, we could suffer the loss of that client. Moreover, the negative publicity could cause the loss of other clients and potential new business, particularly from our referral sources.

WE LACK LONG-TERM CLIENT CONTRACTS AND NEED TO EXPAND OUR CLIENTELE IN ORDER TO MAKE A PROFIT. Our target market is small to medium sized businesses that are currently or who desire to become publicly traded companies. Our lack of long-term client contracts reduces the predictability of our revenues because these contracts may be canceled on short notice. We do not currently have any contracts for our services. Our clients generally retain us on a project-by-project basis, rather than under long-term contracts. As a result, a client may not engage us for further services once a project is completed. We intend to establish our initial clientele via existing relationships with accountants, lawyers, venture capitalists, and other professionals. As of the date of this prospectus we have provided EDGAR services to over 20 repeat clients. Should these relationships not generate the anticipated volume of clientele, we make not be able to generate a profit.

IT IS LIKELY OUR STOCK WILL BECOME SUBJECT TO THE PENNY STOCK RULES WHICH IMPOSE SIGNIFICANT RESTRICTIONS ON THE BROKER-DEALERS AND MAY AFFECT THE RESALE OF OUR
STOCK.   A  penny  stock  is  generally  a  stock  that

     -    is  not  listed  on  a  national  securities  exchange  or  Nasdaq,

     -    is  listed  in  "pink  sheets"  or  on  the  NASD  OTC Bulletin Board,

     -    has  a  price  per  share  of  less  than  $5.00  and

     -    is  issued by a company with net tangible assets less than $5 million.

The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including

     -    determination  of  the  purchaser's  investment  suitability,

     -    delivery  of certain information and disclosures to the purchaser, and

     - receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

Many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the penny stock trading rules. In the event our common stock becomes subject to the penny stock trading rules,

     - such rules may materially limit or restrict the ability to resell our common stock, and

     - the liquidity typically associated with other publicly traded equity securities may not exist.

A market for our stock may never develop and you would not have the ability to sell your stock publicly.

IF THE OFFERING IS COMPLETED, YOU WILL HAVE LITTLE OR NO ABILITY TO CONTROL OPERATIONS. Although you will pay a price per share that substantially exceeds the price per share paid by current shareholders and will contribute a significantly higher percentage of the total amount to fund our operations, you will own a very small percent, less than 10%, of our shares. As a result, you have little or no ability to control how management operates our business and our current shareholders will be able to elect directors and control the future course of OEF. Ms. Shahvaran has and will continue to have control of OEF as the owner of 86.5% of the outstanding common stock and as the sole employee, officer and director.

IF THE OFFERING IS COMPLETED YOU WILL EXPERIENCE SUBSTANTIAL DILUTION TO YOUR INVESTMENT IN OEF. As an investor in this offering, you will pay a price per share that substantially exceeds the price per share paid by current shareholders and you will contribute a high percentage of the total amount to fund OEF, but will only own a small percentage of our shares. Investors will have contributed $75,000 if the minimum is raised and $150,000 if the maximum offering is raised, compared to $13,200 contributed by current shareholders.
Further, if the minimum is raised, investors will only own 3.9% of the total shares and if the maximum is raised, investors will only own 7.5% of the total shares. If the minimum is raised, the net tangible book value per share will be $0.0012 and if the maximum is raised, the net tangible book value per share will be $0.02 compared to the $0.50 per share you will pay to invest in OEF.

WE ARE SELF-UNDERWRITING OUR OFFERING AND DO NOT HAVE THE TYPICAL PUBLIC MARKET INTEREST OF AN OFFERING UNDERWRITTEN BY A MARKET MAKER WHICH WILL PROBABLY RESULT IN FEWER PURCHASERS AND POTENTIAL LACK OF A FUTURE PUBLIC MARKET TO SELL YOUR SHARES. Most initial public offerings are underwritten by a registered broker-dealer firm or an underwriting group. These underwriters generally will act as market makers in the stock of a company they underwrite to help insure a public market for the stock. This offering is to be sold by our executive officer. We have no commitment from any brokers to sell shares in this offering. As a result, we will not have the typical broker public market interest normally generated with an initial public offering. Lack of a market for shares of our stock could adversely affect a shareholder in the event a shareholder desires to sell his shares. Should we sell the minimum offering, we believe, because of our business plan and our perceived appeal to companies requiring EDGAR(R) filing services, a market maker may file for quotation of our shares on the Over the Counter Bulletin Board.

BECAUSE THERE IS NO CURRENT MARKET AND A TRADING MARKET MAY NEVER DEVELOP FOR OUR STOCK, YOUR INVESTMENT MAY BE ILLIQUID. Currently, we are privately owned and there is no public trading market for our stock and there can be no assurance that any market will develop. If a market develops for our stock, it will likely be limited, sporadic and highly volatile. 100% of our outstanding shares are restricted securities under Rule 144, which means that they are subject to restrictions on resale in the public market. Future sale of the restricted stock after these restrictions lapse or are satisfied, could have a depressive effect on the price of the stock in any public market that develops and the liquidity of your investment. Public trading of the common stock is covered by Rule 15c2-6 of the Securities Exchange Act of 1934, which imposes certain sales practice requirements on broker-dealers who sell certain designated securities to persons other than established customers and certain categories of investors. For transactions covered by the rule, the broker-dealer must make a suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to sale. Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time. Consequently, so long as the common stock is a designated security under the rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the stock.

SHARES OF STOCK THAT ARE ELIGIBLE FOR SALE BY OUR STOCKHOLDERS MAY DECREASE THE PRICE OF OUR STOCK. Upon completion of the offering, we will have 3,850,000 shares outstanding, including 150,000 shares that are freely tradable if we sell the minimum and we will have 4,000,000 shares outstanding, including 300,000 shares that are freely tradable if we sell the maximum and 3,700,000 shares that are restricted shares but may be sold under Rule 144. If there is a public market for our stock and if the holders sell substantial amounts of our stock, then the market price of our stock could decrease.


                           FORWARD-LOOKING STATEMENTS

You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in the risk factors section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

                          DILUTION AND COMPARATIVE DATA

As of September 30, 2003, we had a net tangible book value, which is the total tangible assets less total liabilities, of ($50,316) or approximately ($0.012) per share. The following table shows the dilution to your investment without taking into account any changes in our net tangible book value after September 30, 2003, except the sale of the minimum and maximum number of shares offered.


                                       ASSUMING MINIMUM    ASSUMING MAXIMUM
                                         SHARES SOLD         SHARES SOLD

Shares Outstanding . . . . . . . . .          3,850,000           4,000,000

Public offering proceeds
at $0.50 per share . . . . . . . . .  $          75,000   $         150,000

Net offering proceeds after
Expenses . . . . . . . . . . . . . .  $          55,000   $         130,000

Net tangible book value
before offering. . . . . . . . . . .           ($50,316)           ($50,316)

Per share. . . . . . . . . . . . . .            ($0.013)            ($0.013)

Pro forma net tangible
book value after offering. . . . . .  $           4,684   $          79,684

Per share. . . . . . . . . . . . . .  $          0.0012   $            0.02

Increase attributable to purchase of
shares by new investors. . . . . . .  $           0.014   $            0.03

Dilution per share to new investors.  $            0.49   $            0.47

Percent dilution . . . . . . . . . .                 98%                 94%

The following table summarizes the comparative ownership and capital contributions of existing common stock shareholders and investors in this offering as of September 30, 2003:


                        Shares Owned              Total Consideration         Average Price
                        Number               %    Amount                %     Per Share

Present Shareholders
  Minimum Offering .  3,700,000          96.1%      13,200            15%     $       0.0036
  Maximum Offering .  3,700,000          92.5%      13,200             8%     $       0.0036

New Investors
  Minimum Offering .  150,000             3.9%      75,000             85%     $        0.50
  Maximum Offering .  300,000             7.5%      50,000             92%     $        0.50

The numbers used for Present Shareholders assumes that none of the present shareholders purchase additional shares in this offering.

The above table illustrates that as an investor in this offering, you will pay a price per share that substantially exceeds the price per share paid by current shareholders and that you will contribute a high percentage of the total amount to fund OEF, but will only own a small percentage of our shares. Investors will have contributed $75,000 if the minimum is raised and $150,000 if the maximum offering is raised, compared to $13,200 contributed by current shareholders.
Further, if the minimum is raised, investors will only own 3.9% of the total shares and if the maximum is raised, investors will only own 7.5% of the total shares.


                                 USE OF PROCEEDS

The net proceeds to be realized by us from this offering, after deducting estimated offering related expenses of approximately $20,000 is $55,000 if the minimum and $130,000 if the maximum number of shares is sold.

The following table sets forth our estimate of the use of proceeds from the sale of the minimum and the maximum amount of shares offered. Since the dollar amounts shown in the table are estimates only, actual use of proceeds may vary from the estimates shown.


                                  Assuming Sale of   Assuming Sale of
Description                       Minimum Offering   Maximum Offering

Total Proceeds . . . . . . . . .  $          75,000  $         150,000
Less Estimated Offering Expenses             20,000             20,000

Net Proceeds Available . . . . .  $          55,000  $         130,000

Use of Net Proceeds
  Pay off notes . . . . . . . . . $          36,330  $          36,330
  Settle accounts payable. . . .  $           6,800  $           6,800
  Pay off shareholder advances .  $           2,073  $           4,600
  Pay off interest . . . . . . .  $           6,807  $           6,807
  Consulting fees. . . . . . . .  $           3,000  $           3,000
  Corporate literature . . . . .                --   $           2,000
  Equipment. . . . . . . . . . .                --   $           4,000
  Working capital. . . . . . . .                --   $          73,788

TOTAL NET PROCEEDS . . . . . . .  $             --   $          99,473

We currently have two outstanding notes amounting to $36,330. One note is for $33,000 and was issued in December of 2001, the second note is for $3,330 and was issued in December of 2002. The notes accrue interest at the rate of 12% per annum. At September 30, 2003 total principal and accrued interest on the notes was approximately $43,137. The $33,000 note is due upon the successful completion of this offering or June 27, 2004, whichever is first. This note is secured by the business of OEF with all its fixtures, equipment, name and goodwill in addition to the proceeds from this offering. The note for $3,330 is unsecured. The proceeds from the notes were used to pay legal and accounting fees, purchase equipment and pay general operating expenses. We intend to use the proceeds from this offering to retire these debts.

We will also pay a committed consulting fee of $3,000 to USA Ventures who provided business plan and marketing development services during our organization. We also intend to pay $800 in state taxes.

We also intend to pay off $10,600 in rent, operating costs and office expenses advanced by World Ventures, LLC, a company that is managed by our president and director, Natalie Shahvaran. These advances are due on demand and carry no interest. If we do not exceed the minimum, we will likely defer payment on a portion of the debt owed to World Ventures. If we exceed the minimum, we intend to expend up to $2,000 to prepare our corporate literature for distribution to prospective clients, purchase computing equipment up to $4,000 and use the balance of the proceeds for working capital.
The working capital reserve may be used for general corporate purposes to operate, manage and maintain the current and proposed operations including additional product development, professional fees including legal and consulting fees, expenses including office supplies and travel costs and other administrative costs. The amounts actually expended for working capital purposes may vary significantly and will depend on a number of factors, including the amount of our future revenues and the other factors described under Risk Factors.

Costs associated with being a public company, including compliance and audits of our financial statements will be paid from working capital and revenues generated from our operations.

If less than the maximum offering is received, we will apply the proceeds according to the priorities outlined above. The proceeds will be used as outlined and we do not intend to change the use of proceeds or pursue any other business other than as described in this prospectus.

Pending expenditures of the proceeds of this offering, we may make temporary investments in short-term, investment grade, interest-bearing securities, money market accounts, insured certificates of deposit and/or in insured banking accounts.


                         DETERMINATION OF OFFERING PRICE

The offering price of the shares was arbitrarily determined by our management. The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price be regarded as an indicator of any future market price of our securities. In determining the offering price, we considered such factors as the prospects for our products, our management's previous experience, our historical and anticipated results of operations and our present financial resources.

                             DESCRIPTION OF BUSINESS

GENERAL

We were formed as a Nevada corporation on December 5, 2001 as OEF Corporate Solutions, Inc. We are in the business of providing electronic filing services for clients who need to file registration statements, prospectuses, periodic filings and other documents required by the Securities and Exchange Commission. Our accountants have raised substantial doubts about our ability to continue as a going concern. Further, we you rely on our sole employee, officer and director, Ms. Shahvaran to conduct our business.

The SEC requires that certain corporate documents be filed in a special electronic computer format to comply with the Commission's Electronic Data Gathering Analysis and Retrieval system known as EDGAR. We convert client documents into the proscribed EDGAR format and submit the converted document directly to the SEC via telecommunication.

OUR  BUSINESS

The laws and rules that govern the securities industry in the United States derive from a simple and straightforward concept: all investors, whether large institutions or private individuals, should have access to certain basic facts about an investment prior to buying it. To achieve this, the SEC requires public companies to disclose meaningful financial and other information to the public, which provides a common pool of knowledge for all investors to use to judge for themselves if a company's securities are a good investment. Only through the steady flow of timely, comprehensive and accurate information can people make sound investment decisions.

The EDGAR system is intended to facilitate broad and rapid dissemination of investment information to the public via electronic format. EDGAR, the Electronic Data Gathering, Analysis, and Retrieval system, performs automated collection, validation, indexing, acceptance, and forwarding of submissions by companies and others who are required by law to file forms with the U.S. Securities and Exchange Commission. Its primary purpose is to increase the efficiency and fairness of the securities market for the benefit of investors, corporations, and the economy by accelerating the receipt, acceptance, dissemination, and analysis of time-sensitive corporate information filed with the agency.

The SEC requires that every document submitted via EDGAR to contain an accompanying submission entry and be accurately processed. The basic submission information identifies the entity for which the filing is being made as well as a number of other specified fields.

We provide our clients with a secure, reliable, fast and cost-efficient service to file documents with the SEC. We have obtained the EDGARIZER software in order to automate the conversion process. EDGARIZER is a conversion program that reads formatted documents prepared with word processor or spreadsheet software and converts them into the required ASCII format for EDGAR filing. Using EDGARIZER eliminates a significant portion of labor that would otherwise be required without the software. The EDGARized documents are then transmitted directly to the SEC via the internet.

Our revenues are derived from project-based client engagements. As a result, our revenues are difficult to predict from period to period. We intend to target small and medium sized business and need to cultivate a significant base of clientele in order to generate a ratable flow of projects and revenue. We anticipate that most of our clients will have one major filing per year, along with three smaller projects to coincide with the filing of their quarterly reports. We do not believe that any single client with be our major revenue stream.

The SEC filing process is very time sensitive. The repercussions from late SEC filings can be significant. Our reputation and positive publicity is dependent on our meeting client expectations and delivering timely and accurate services. It is critical that our quality of service meets client expectations in order for us to retain existing clients and to obtain new clientele. We intend to demonstrate to clients that we are more flexible to their needs because of our personalized approach.

The pricing structure of our services may inhibit our ability to be profitable. We have researched the existing market for our services and have made a reasonable estimate with respect to the pricing structure required to attract business. Unfortunately, at this time our intended service operations is less experienced in this area than many of our competitors. We may find that while keeping our pricing competitive, we experience more labor hours than our competitors would on a given project, and thus may show less of a profit margin on projects.

We eventually intend to either hire trained EDGAR operators in order to perform the conversion of client documents, or to contract with such individuals on a consulting basis for project services. Our intended staff is still becoming familiar with the critical software components. However, any unforeseen problems with the software, equipment, or learning process could severely decrease our ability to serve and maintain clients.

We advise our clients and our clients agree prior to being accepted by OEF, that we will use our best efforts to file each EDGARized document with the SEC in the proper EDGAR format and prior to any filing deadlines that may exist from time to time. However we cannot promise, guarantee or ensure that EDGARized documents will be filed in the proper EDGAR format or prior to a filing deadline. We do not have insurance coverage or intend to negotiate limitations on liability with our customers.

To date we have spent approximately $1,000 on research and development that consisted primarily of software training.

GENERATING  REVENUE

We charge a basic flat fee for our service plus a per page cost. Our transmission fee is $100 per document and we charge $7.00 per page to put the document into EDGAR format. Edits and Revisions are charged at the rate of $9.00 per page. We charge a flat $30.00 fee to process the application for SEC access codes. We also charge $30.00 per page for electronic scanning and clean up of pages and $30.00 per page to key pages directly into EDGAR. We offer discounts to filers who have multiple filings.

Typically, we invoice for our services immediately following the EDGAR transmission with terms net 30 days.

We do not have any written contracts with our clients. Our clients generally retain us on a project-by-project basis, rather than under long-term contracts. As a result, a client may not engage us for further services once a project is completed. We intend to establish our initial clientele via existing relationships with accountants, lawyers, venture capitalists, and other professionals. A listing of the clients we provided EDGAR services for during the past year are:

     AIMS  Worldwide,  Inc.                  Cach  Foods,  Inc.
     Denali  Concrete  Management,  Inc.     Framewaves,  Inc.
     Freedom  Resources  Enterprises,  Inc.  GloTech  Industries,  Inc.
     Lucy's  Caf  ,  Inc.                    Organic  Soils.com,  Inc.
     Shoreside  Investments,  Inc.           Silicon  South,  Inc.
     Cal  Bay  International,  Inc.          Liberty  Mint,  Inc.
     Siclone  Industries,  Inc.              Patriot  Investment  Company
     T-Bay  Holdings,  Inc.                  Transpirator  Technologies,  Inc.
     American  Hospital  Resources,  Inc.    Woodland  Hatchery,  Inc.
     DML  Services,  Inc.                    Vibrant  Health  International
     Online  Holdings,  Inc.                 FullCircle  Registry,  Inc.
     U.S.  Wireless  Online,  Inc.

MARKETING  STRATEGY

Our sales and marketing efforts are focused on strengthening our name and building our reputation as a secure, reliable and cost-efficient provider of EDGARizing services. We intend to establish our initial clientele via existing relationships that we have and will develop with accountants, lawyers, venture capitalists, broker dealers, and other professionals.

Our target market is small to medium sized businesses that are required to do SEC filings. Our targeted market will be those companies who are referred directly or indirectly to us by already established business relationships of our officer and director. These contacts are already integrally familiar with the filing process and with the EDGARizing process for documents.

We believe that initially we will be able to operate at near capacity in the near future from clients that will be referred by our existing business contacts. Other than phone contacts or personal visits from our president, we do not anticipate needing to do marketing or advertising in order to cultivate clientele.

We believe that our clients will find the values and benefits of our services to be superior to their other options. We plan to provide our customers with:

     - Personal attention and increased flexibility. We anticipate that most of our clients will have been referred to us through business relationships. We value these relationships and understand how critical it is to keep not only the client but the referral source satisfied. Our clients are not just client names to us. We intend to have a personal rapport with each client and therein an ability to be more sensitive to their individual needs.

     - Reduced cost. We intend to price our services in an extremely attractive manner compared to competitors, with a simple pricing structure. We have a narrow focus of service, EDGARizing. We are structuring our services so that clients are not expected to absorb the many inefficiencies of multiple tasks that some of our competitors may experience.

     - Secure and reliable service. We offer our customers a highly secure and reliable EDGARizing service. We intend to deliver business critical, time-sensitive communications in a consistent, accurate, and reliable manner.

We  believe our current business will come from existing business relationships.

COMPETITION

While the market for EDGARizing services is relatively new, it is already highly competitive. Additionally, since the EDGAR format is an SEC mandate, there have been an increasing number of business that have commence services similar to ours. We expect that this will continue to be the trend in this service niche. In some cases we will be competing with the in-house technical staff of our prospective clients or our referral sources. Some of our competitors include @EDGAR, Southridge Corporate Services, Latek Corporate Filing Services, Pacific Management Services, Prepress Graphics, Bassett Press, QuestNet, ProFile Services and EFFS, Inc. Some of our larger competitors include major printing services companies such as Merrill Corporation.

Many of these businesses have longer operating histories and significantly greater financial, technical, marketing and managerial resources than we do. There are relatively low barriers to entry into our business. We have no patented or other proprietary technology that would preclude or inhibit competitors from entering the EDGARizing service. We must rely on the skill of our personnel and the quality of our client service. We expect that we will continue to face additional competition from new entrants into the market in the future.

Our business is in an evolving industry and we may not be able to keep up with technology. If we do not keep pace with changing technologies and client preferences, our current services may become obsolete or unmarketable. For example, many competitors provide EDGARizing in HTML format in addition to ASCII format. We currently do not provide HTML format services. The SEC has indicated that they believe the future of EDGARizing services will probably be away from the ASCII services, which is what we currently provide. Sections I.B. and C. of SEC Release No. 33-7855 (April 24, 2000) discusses the use of HTML. We intend to obtain training and the necessary tools to provide HTML format services or any other require formats at such time as the SEC mandates all filings be provided in formats other than ASCII.

The confidentiality of information transmitted in a timely fashion will be critical to our clients. We intend to stress the benefits of our small size allowing for a greater understanding of individual client needs are an advantage in this area. This will reduce the opportunity for peripheral conversations, which might undermine confidentiality.

TECHNOLOGY  AND  REGULATIONS

The SEC has stated that since June of 1999, filers have been able to submit most filings in either HTML or ASCII format. They have further stated that they expect that HTML will eventually replace ASCII for most filings. Unlike ASCII documents, HTML and PDF documents have the potential to include graphics, varied fonts, and other visual displays that filers use when they create Internet presentations or material for distribution to shareholders. Sections I.B. and
C.  of  SEC  Release  No.  33-7855  (April  24,  2000)  discuss the use of HTML.

The SEC has not yet proposed to require the use of HTML for filings, but did note both in 1999 and 2000 that they expect to require HTML for most filings in the future. They have also recognized that many of those professionals who have commented on their proposals have suggested that there are evolving alternative formats that should be considered, including XML. The SEC has not yet set the timing for mandating the use of HTML, but has indicated a direction away from ASCII format.

We have intentionally chosen not to invest in HTML capabilities at this time since it is not currently required by the SEC and would generally be more expensive to clients. Instead, our intent is to penetrate the market via our affordable pricing structure. We will consider enhancements to HTML, XML, or alternative formats when mandated or otherwise practical. We do not feel that it would be wise to shift to HTML and then have to shift again to a more advanced technology that may be available or required in the near future.

GOVERNMENTAL  REGULATION

Currently, we are subject to relatively few regulations other than regulations applicable to businesses in general. Other than the regulations imposed on EDGAR filings by the SEC, that require us to update our registered EDGAR filing agent codes annually, we are not aware of any regulations that might affect our business.

EMPLOYEES

At the present time Natalie Shahvaran is our only employee as well as our sole officer and director and a major shareholder. Ms. Shahvaran will devote such time as required to actively market and further develop our services and products. At present, we expect Ms. Shahvaran will devote at least 30 hours per week to our business. We expect to contract the services of a data entry operator on an as needed basis at times of peak business. We do not anticipate hiring any additional employees until such time as additional staff is required to support our operations.

FACILITIES  AND  PROPERTY

We currently maintain a 500 square foot office space provided by Natalie Shahvaran, our officer and director, at a cost of $415 per month on a month to month basis. We do not have any written agreement regarding our office space. Our address is 3639 Midway Dr., Suite B-323 San Diego, CA 92110. Our telephone number is 619-688-9308. We anticipate this situation will be maintained for at least the next twelve months. The facility meets our current needs, however should we expand in the future, we may have to relocate. If we have to relocate, we will seek office space at or below then prevailing rates.

We have purchased a computer, software and a printer. This equipment is critical to our operations of converting, transmitting, and electronically delivering client documents.

LEGAL  PROCEEDINGS

Our company is not a party to any bankruptcy, receivership or other legal proceeding, and to the best of our knowledge, no such proceedings by or against OEF have been threatened.

                                PLAN OF OPERATION

Should we receive the minimum offering of $75,000, we will realize net proceeds of $55,000. This amount will enable us to pay off our existing debt, implement a marketing program and provide us with sufficient working capital to continue operations for a period of twelve months. Should we receive the maximum amount of the offering of $150,000, we will realize net proceeds of $130,000. This amount will enable us to expand our marketing and advertising and purchase additional equipment. We anticipate that with the maximum offering amount, we can continue our operations for a period of twelve months.

Upon receipt of the proceeds of this offering, we will pay off our debt of $54,537. Our debts include a $33,000 promissory note and accrued interest to payable to Growth Ventures, Inc., and taxes due of $800. We will also pay our committed consulting fee of $3,000 to USA Ventures who provided business plan and marketing plan development services. We also intend to pay off an advance of $3,330, accrued interest and $10,600 in rent and operating costs paid by World Ventures, Inc. If we exceed the minimum, we intend to expend up to $2,000 to prepare our corporate literature for distribution to prospective clients, purchase computing equipment up to $4,000 and use the balance of the proceeds for working capital.

We believe we have accurately estimated our needs for the next twelve months based on receiving both the minimum and maximum amount of the offering. It is possible that our startup costs will be higher than estimated. At present, we have no capital commitments for the next twelve months. We believe we have reserved sufficient working capital to cover any unexpected expenses.

Our auditors have expressed substantial doubt about our ability to continue as a going concern. We believe that we can continue operations with ongoing client services even if we fail to raise the minimum offering amount. However, if we are unable to raise the offering amount and our request for client services declines, it may be necessary for us to find additional funding in order to continue our operations. In this event, we may seek additional financing in the form of loans or sales of our stock and there is no assurance that we will be able to obtain financing on favorable terms or at all or that we will find qualified purchasers for the sale of any stock. We do not have any commitments for any type of financing or funding.

Upon effectiveness of this registration statement, we intend to comply with our duties as public company. To demonstrate our commitment to operating fairly and ethically, we have recently adopted a Corporate Code of Ethics that is attached as an exhibit to this report.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

YEARS  ENDED  DECEMBER  31,  2002  AND  2001

We did not generate any revenue during the year ended December 31, 2001. For the year ended December 31, 2002, we generated $12,694 in income. During the year ended December 31, 2002 our expenses were $51,998. Expenses in 2002 consisted of general and administrative costs, consulting fees and professional fees. The professional fees were, to a large extent, to our auditors and legal counsel for preparation of this registration statement. During the year ended December 31, 2001, our general and administrative costs were $3,435. We also had interest expense of $4,360 in 2002 resulting in net loss of $43,664 compared to a net loss of $3,435 for the year ended December 31, 2001.

NINE  MONTHS  ENDED  SEPTEMBER  30,  2003  AND  2002

We generated revenue from continuing operations of $9,540 for the nine months ended September 30, 2003 compared to revenue of $6,705 during the first nine months of 2002.

Operating expenses for the nine months ended September 30, 2003 were $22,360. We also had interest expense of $2,797 and state tax expense of $800 during that period. Total operating expenses for the nine months ended September 30, 2002 were $48,894 with interest expense of $2,670 and tax expense of $800. Higher expenses during the nine months ended September 30, 2002 were largely the result of paying $27,243 in professional fees related to commencing operations in December of 2001. By comparison, professional fees during the nine months ended September 30, 2003 decreased by $19,642 to $7,601. Professional fees in 2003 were primarily the result of preparing and filing an amended SB-2 registration statement. Professional fees during both periods consisted mainly of auditing, accounting and legal fees. During the nine months ended September 30, 2003, we paid our sole executive officer $6,164 in consulting fees for managing our operations compared to $6,400 in consulting fees paid through the first nine months of 2002.

Through September 30, 2003, our president, Ms. Shahvaran has paid $5,000 for office rental and $1,000 for telephone expenses on our behalf. At September 30, 2003, Ms. Shahvaran had not been reimbursed for these expenditures. By comparison, rents paid to Ms. Shahvaran through September 30, 2002 were $4,960 and telephone costs were $1,194. During the nine months ended September 30, 2002 we also had initial licensing and training fees of $1,795 with no comparable costs during 2003. We spent $3,812 in travel and entertainment related to establishing our client base during the nine months ended September 30, 2002 compared to travel and entertainment expense of $100 during the same period in 2003.

As a result of these factors, we realized a net loss of $16,417 during the nine months ended September 30, 2003 compared to a net loss of $45,659 during the nine months ended September 30, 2002.

LIQUIDITY  AND  CAPITAL  RESOURCES

At December 31, 2002 we had total assets of $6,891. Current assets consisted of $30 in cash, $3,355 in accounts receivable and equipment valued at $4,293 with accumulated depreciation of $878. Current assets at December 31, 2001 consisted of $46,135 in cash. Total current liabilities at December 31, 2002 consisted of $36,430 in notes payable to related parties and accrued interest of $4,360 compared to liabilities at December 31, 2001 of $36,380 in accounts payable and notes payable to related parties.

Total assets at September 30, 2003 were $4,221 consisting of $349 in cash, $1,010 in accounts receivable and equipment valued at $2,862 after accumulative depreciation of $1,431. Total liabilities at September 30, 2003 were $54,537.

Liabilities consisted of $40,930 in notes and advances payable to related parties, $6,807 in accrued interest, $6,000 in accounts payable to related parties and $800 in taxes payable.

We do not anticipate any capital expenditures in the next twelve months. We anticipate using the funds from this offering to pay off our debts, develop promotional literature, update our computer systems and continue operations for the next twelve months.

                                   MANAGEMENT

Our  business  will  be  managed  by  our  officer  and  director.


NAME               AGE                    POSITION                         SINCE
-----------------  ---  --------------------------------------------  ----------------

Natalie Shahvaran   27  President, Secretary, Treasurer and Director  December 5, 2001

     The  following  is  a  brief  biography  of  our  officer  and  director.

NATALIE SHAHVARAN, PRESIDENT, SECRETARY, TREASURER AND DIRECTOR. Ms. Shahvaran graduated from the Heald Business College with honors and received her Associates degree in Computer Business Administration in 1999. She has been the managing partner of World Ventures, Inc., a business development consulting firm since January 2000. World Ventures provides consulting services in the areas of product development and marketing and research for business, marketing and operating plans. As a managing partner of World Ventues, Ms. Shahvaran is responsible for attracting new clients and project overview and follow-up services. From March 1999 until August 2001, Ms. Shahvaran was President and CEO of Trading Solutions.com, Inc., a publicly traded company that provided training for people interested in online trading. Ms. Shahvaran worked as a computer consultant for Monterey Ventures, Inc. from 1998 to 1999. From January 1997 to December 1998, Ms. Shahvaran was employed by Heald College as a college business and math tutor.

                                  COMPENSATION

There are no formal employment arrangements in place. We have agreed to pay Ms. Shahvaran up to $20,000 per year for her management services with payment to be made as the services are performed. During the year ended December 31, 2002, we paid Ms. Shahvaran $9,055 in the form of consulting fees for her services to OEF. Through the first nine months of 2003, we have paid Ms. Shahvaran $6,164 in consulting fees. In addition, we have agreed to reimburse Ms. Shahvaran for expenses incurred on our behalf. We do not anticipate formalizing this arrangement and do not have any preliminary agreements or understandings that would change the terms of compensation during the course of the year. We do not anticipate compensating any directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We borrowed $100 from Natalie Shahvaran, our officer and director, in order to open our bank account when incorporating in December 2001. This amount will be repaid from our operations.

In December 2001 we borrowed $33,000 from Growth Ventures, Inc. Pension Plan and Trust. The loan, together with interest is to be repaid upon the successful completion of this offering. The proceeds from this loan were used to pay legal and accounting fees, purchase equipment and general operating business expenses. The terms of the agreement were for a principal sum of $33,000 with interest at the rate of twelve percent per annum from the date of the agreement. The full principal balance and interest are due and payable from the proceeds of this offering or on June 27, 2004, whichever comes first. Mr. Gary McAdam is the Trustee of Growth Ventures, Inc. Pension Plan and Trust which owns 50,000 shares of our stock. Mr. McAdam owns an additional 150,000 shares of our stock held in the name of his wife, Claudia McAdam.

We rent office space for $415 per month from World Ventures, LLC, an entity managed by Ms. Shahvaran. We paid Ms. Shahvaran $4,960 for office rent during 2002. We currently owe World Ventures $5,000 for use of the office through December 2003 and $1,000 for telephone bills paid on our behalf.

We received an advance of $3,330 from World Ventures, LLC in December of 2002. We anticipate repaying the advance with the proceeds from this offering. The advance is payable in one year and carries interest at 12% per annum. There are no written agreements and the advance is unsecured.

During the first six months of 2003, Ms. Shahvaran advanced $9,500 to our company to pay operating expenses. At September 30, 2003, we had repaid $5,000 in advances and owed Ms. Shahvaran $4,500.

We have agreed to pay Ms. Shahvaran up to $20,000 per year for managing our business with payment to occur as the services are performed. During the year ended December 31, 2002 we paid Ms. Shavaran $9,055 in consulting fees. Through the first nine months of 2003 we have paid Ms. Shahvaran $6,164 in consulting fees and reimbursement of expenses.

We have entered a consulting agreement with USA Ventures. USA Ventures is owned by Mr. Thomas H. McAdam. USA Ventures previously purchased 100,000 shares of our stock. We entered the agreement on January 7, 2002 that requires us to pay consulting fees totaling $5,000. USA Ventures is assisting us in developing our business plan and corporate matters. Consulting services include developing our business plan, professional advice and assistance in the areas of corporate structure, corporate finance, management structure, time line projections, future funding and marketing. Under the terms of the consulting agreement, the manner in which the services are to be performed and the specific hours to be worked by USA Ventures shall be determined by USA Ventures. We will rely on USA Ventures to work as many hours as reasonably necessary to fulfill USA Ventures' obligations under our agreement. We paid an initial $2,000 as a retainer and intend to pay the balance due USA Ventures from the proceeds of this offering. We do not intend to retain USA Ventures following this offering.

Mr.  Gary  McAdam  and  Mr.  Thomas  H.  McAdam  are  brothers.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of 150,000 shares should we sell the minimum amount and 300,000 should we sell maximum number of shares.

The  table  includes:
  each person known to us to be the beneficial owner of more than five percent of the outstanding shares each  director  of  OEF
  each  named  executive  officer  of  OEF




NAME & ADDRESS                  # OF SHARES   % BEFORE   % AFTER   % AFTER
                                BENEFICIALLY  OFFERING   MINIMUM   MAXIMUM
                                   OWNED


Natalie Shahvaran (1). . . . .     3,200,000      86.5%     83.1%     80.0%
3639 Midway Drive,
Suite B323
San Diego, CA  92110

Gary J. McAdam (2) . . . . . .       200,000       5.4%      5.2%      5.0%
14 Red Tail Drive
Highlands Ranch, CO  80126


All directors and executive. .     3,200,000      86.5%     83.1%     80.0%
officers as a group (1 person)

     (1)  Officer  and/or  director.
     (2) Gary McAdam is the beneficial owner of 50,000 shares owned by Growth Ventures, Inc. Pension Plan and Trust, of which he is Trustee. He is also the beneficial owner of 150,000 shares owned by his wife Claudia McAdam.

The beneficial owners listed above have sole voting and investment power of the stock held by them.

                          DESCRIPTION OF THE SECURITIES

COMMON  STOCK

We are authorized to issue up to 50,000,000 shares of common stock with a par value of $.001 per share. As of the date of this prospectus, there are 3,700,000 shares of common stock issued and outstanding.

The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor. The outstanding common stock is, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

TRANSFER  AGENT

Interwest Transfer Company, Inc., 1981 East 4800 South, Salt Lake City, Utah 84124, is our transfer agent.

                        SHARES AVAILABLE FOR FUTURE SALE

As of the date of this prospectus, there are 3,700,000 shares of our common stock issued and outstanding. Upon the effectiveness of this registration statement, 150,000 shares will be freely tradable if the minimum is sold and 300,000 shares will be freely tradeable if the maximum number of shares is sold. The remaining 3,700,000 shares of common stock will be subject to the resale provisions of Rule 144. Sales of shares of common stock in the public markets may have an adverse effect on prevailing market prices for the common stock.

Rule 144 governs resale of "restricted securities" for the account of any person, other than an issuer, and restricted and unrestricted securities for the account of an "affiliate of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with the issuer. Affiliates of the company may include its directors, executive officers, and person directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company. Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company ("Applicable Requirements"). Resales by the company's affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.


             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

We have six shareholders. Currently, there is no public trading market for our securities and there can be no assurance that any market will develop. If a market develops for our securities, it will likely be limited, sporadic and highly volatile. Currently, we do not plan to have our shares listed nor do we have any agreements with any market makers. At some time in the future, a market maker may make application for listing our shares.

Presently, we are privately owned. This is our initial public offering. Most initial public offerings are underwritten by a registered broker-dealer firm or an underwriting group. These underwriters generally will act as market makers in the stock of a company they underwrite to help insure a public market for the stock. This offering is to be sold by our sole officer and director. We have no commitment from any brokers to sell shares in this offering. As a result, we will not have the typical broker public market interest normally generated with an initial public offering. Lack of a market for shares of our stock could adversely affect a shareholder in the event a shareholder desires to sell his shares.

Currently the Shares are subject to Rule 15g-1 through Rule 15g-9, which provides, generally, that for as long as the bid price for the Shares is less than $5.00, they will be considered low priced securities under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time. Consequently, so long as the common stock is a designated security under the Rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the common stock. The likely effect of these restrictions will be a decrease in the willingness of broker-dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

Our stock will be considered a penny stock. A penny stock is generally a stock that:

     -    is  not  listed  on  a  national  securities  exchange  or  Nasdaq,

     -    is  listed  in  "pink  sheets"  or  on  the  NASD  OTC Bulletin Board,

     -    has  a  price  per  share  of  less  than  $5.00  and

     -    is  issued by a company with net tangible assets less than $5 million.

The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including

     -    determination  of  the  purchaser's  investment  suitability,

     -    delivery  of certain information and disclosures to the purchaser, and

     - receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

Many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the penny stock trading rules. In the event our common stock becomes subject to the penny stock trading rules,

     - such rules may materially limit or restrict the ability to resell our common stock, and

     - the liquidity typically associated with other publicly traded equity securities may not exist.

A market for our stock may never develop and you would not have the ability to sell your stock publicly.

                              PLAN OF DISTRIBUTION

We are amending our original Prospectus which went effective on November 7, 2003 to extend the duration of the offering. Due to health problems of our President, the original Prospectus expired on January 7, 2004 before we could complete our offering. We have returned all investor checks and are submitting this post effective amendment to extend the duration of the offering. The only change to the Registration Statement is to amend the offering period from 60 days to 180 days.

We are offering a minimum of 150,000 shares and a maximum of 300,000 shares on a best efforts basis directly to the public through our officer and director. If we do not receive the minimum proceeds within 180 days from the date of this prospectus, your investment will be promptly returned to you without interest and without any deductions. This offering will expire 180 days after the date of this offering.

In order to buy our shares, you must complete and execute the subscription agreement and make payment of the purchase price for each share purchased by check payable to the order of Escrow Specialists OEF Corporate Solutions, Inc. Escrow Account.

Until the minimum 150,000 shares are sold, all funds will be deposited in a non-interest bearing escrow account at, Escrow Specialists, P. O. Box 3287, Ogden, UT 84405. In the event that 150,000 shares are not sold during the 180 day selling period commencing on the date of this prospectus, all funds will be promptly returned to investors without deduction or interest.

Solicitation for purchase of our shares will be made only by means of this prospectus and communications with our officer and director who is employed to perform substantial duties unrelated to the offering, who will not receive any commission or compensation for their efforts, and who are not associated with a broker or dealer.

Our officer and director, Ms. Natalie Shahvaran, will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Ms. Natalie Shahvaran meets the conditions of Rule 3a4-1 and therefore, is not required to register as a broker-dealer pursuant to Section 15.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange
--------
Commission.


Securities and Exchange Commission Filing Fee  $    13.80
Printing Fees and Expenses. . . . . . . . . .      500.00
Legal Fees and Expenses . . . . . . . . . . .   15,000.00
Accounting Fees and Expenses. . . . . . . . .    3,000.00
Blue Sky Fees and Expenses. . . . . . . . . .      500.00
Trustee's and Registrar's Fees. . . . . . . .      500.00
Miscellaneous . . . . . . . . . . . . . . . .      486.20
TOTAL . . . . . . . . . . . . . . . . . . . .  $20,000.00

                                  LEGAL MATTERS

The legality of the issuance of the shares offered hereby and certain other matters will be passed upon for OEF by Cletha A. Walstrand, P.C., Salt Lake City, Utah.

                                     EXPERTS

The financial statements of OEF as of December 31, 2002 and 2001, appearing in this prospectus and registration statement have been audited by Hawkins Accounting as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of Hawkins Accounting as experts in accounting and auditing.

                        CHANGES IN AND DISAGREEMENTS WITH
               ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.


      COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

                             ADDITIONAL INFORMATION

We have filed a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to OEF Corporate Solutions, Inc. and the shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. and copies of all or any part of the Registration Statement may be obtained from the Commission upon payment of a prescribed fee. This information is also available  from  the  Commission's  Internet  website,  http://www.sec.gov.
                                                        ------------------

Once this registration statement becomes effective, we will be required to file annual and quarterly reports as well as other reports with the Securities and Exchange Commission. At such time that we are required to file such reports, they may be read and inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. and copies of all or any part of the reports may be obtained from the Commission upon payment of a prescribed fee. This information will also be available from the Commission's Internet website, http://www.sec.gov.
-------------------



                          INDEX TO FINANCIAL STATEMENTS

                          OEF CORPORATE SOLUTIONS, INC.


                                                                      Page

Independent Auditors' Report - December 31, 2002. . . . . . . . . . .  24

Balance Sheets. . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

Statements of Operations. . . . . . . . . . . . . . . . . . . . . . .  26

Statement of Stockholders' Equity (Deficit) . . . . . . . . . . . . .  27

Statements of Cash Flows. . . . . . . . . . . . . . . . . . . . . . .  28

Notes to Financial Statements . . . . . . . . . . . . . . . . . . . .  29

Independent Auditors' Review Report - September 30, 2003. . . . . . .  32

Unaudited Balance Sheets, September 30, 2003 and 2002 . . . . . . . .  33

Unaudited Statement of Operations
   Nine Months Ended September 30, 2003 and 2002. . . . . . . . . . .  34

Unaudited Statement of Stockholders' Equity (Deficit)
   Nine Months Ended September 30, 2003 and 2002. . . . . . . . . . .  35

Unaudited Statements of Cash Flows- Indirect Method
   Nine Months Ended September 30, 2003 and 2002. . . . . . . . . . .  36

Notes to Unaudited Financial Statements, September 30, 2003 and 2002.  37

Hawkins  Accounting
Certified  Public  Accountant
1210  Homestead  Drive
Santa  Clara,  CA  95050
408-247-3059


TO  THE  AUDIT  COMMITTEE
OEF  Corporate  Solutions,  Inc.
San  Diego,  California

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

I have audited the balance sheets of OEF Corporate Solutions, Inc. (a State of Nevada corporation) as of December 31, 2002 and 2001 and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2002 and from December 5, 2001 (date of inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides reasonable basis for my opinion.

In my opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of OEF Corporate Solutions, Inc as of December 31, 2002 and 2001, the results of operations the cash flows and the cumulative results of operations and cumulative cash flows for the year ended December 31, 2002 and from December 5, 2001 (date of inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has incurred net losses since inception, which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.





March  25,  2003

/s/Hawkins  Accounting
------------------------



                          OEF CORPORATE SOLUTIONS, INC
                                  BALANCE SHEET
                           December 31, 2002 and 2001


ASSETS
-----------------------------------------------------
Current Assets
     Cash . . . . . . . . . . . . . . . . . . . . . .  $     30   $46,135
     Accounts receivable. . . . . . . . . . . . . . .     3,355         0
                                                       ---------  --------
          Total current assets. . . . . . . . . . . .     3,385    46,135

Fixed Assets
     Equipment. . . . . . . . . . . . . . . . . . . .     4,293         0
      (Accumulated Depreciation). . . . . . . . . . .      (787)        0
                                                       ---------  --------
                                                          3,506         0

          Total Assets. . . . . . . . . . . . . . . .  $  6,891   $46,135
                                                       =========  ========

LIABILITIES AND STOCKHOLDERS' EQUITY
-----------------------------------------------------
Liabilities
Current liabilities
     Accounts payable . . . . . . . . . . . . . . . .  $          $ 3,270
     Accrued interest . . . . . . . . . . . . . . . .     4,360         0
     Notes payable-related parties. . . . . . . . . .    36,430    33,100
                                                       ---------  --------
                                                         40,790    36,370

Total liabilities . . . . . . . . . . . . . . . . . .    40,790    36,370

Stockholders' Equity
     Common stock, 50,000,000 shares authorized
     .001 par value 3,700,000 issued. . . . . . . . .     3,700     3,700
     Paid in capital. . . . . . . . . . . . . . . . .     9,500     9,500
      (Retained deficit). . . . . . . . . . . . . . .   (47,099)   (3,435)
                                                       ---------  --------
          Total stockholders' equity. . . . . . . . .   (33,899)    9,765

          Total liabilities and stockholders' equity.  $  6,891    46,135
                                                       =========  ========

The  accompanying  notes  are  and  integral  part  of  the financial statements



                          OEF CORPORATE SOLUTIONS, INC
                            STATEMENT OF OPERATIONS
  For the year ending December 31, 2002 and from date of inception December 5,
                            2001 to December 31, 2001


Income . . . . . . . . . . . . . . . . . .  $   12,694   $        0

Expenses
     Automobile. . . . . . . . . . . . . .         398            0
     Bank charges. . . . . . . . . . . . .         262            0
     Consulting. . . . . . . . . . . . . .       9,055        1,435
     Depreciation. . . . . . . . . . . . .         787            0
     Fees. . . . . . . . . . . . . . . . .         795            0
     Office expense. . . . . . . . . . . .       1,515            0
     Postage and delivery. . . . . . . . .         178            0
     Professional fees . . . . . . . . . .      25,873        2,000
     Rent. . . . . . . . . . . . . . . . .       4,960            0
     Telephone . . . . . . . . . . . . . .       1,560            0
     Training. . . . . . . . . . . . . . .       1,000            0
     Travel and entertainment. . . . . . .       3,812            0
     Other costs . . . . . . . . . . . . .       1,803            0
                                            -----------  -----------
          Total expenses . . . . . . . . .      51,998        3,435
(Loss) from operations . . . . . . . . . .     (39,304)      (3,435)
Other income and (expense)
     (Interest) expense. . . . . . . . . .      (4,360)           0
     State corporate tax . . . . . . . . .                        0
                                            -----------  -----------
          Total other income and (expense)      (4,360)           0
                                            -----------  -----------
Net (Loss) . . . . . . . . . . . . . . . .     (43,664)      (3,435)
                                            ===========  ===========

Earnings per share . . . . . . . . . . . .       (0.01)       (0.01)
                                            ===========  ===========

Weighted average per common share. . . . .   3,700,000    3,700,000
                                            ===========  ===========

The  accompanying  notes  are  and  integral  part  of  the financial statements



                          OEF CORPORATE SOLUTIONS, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY
For the year ended December 31, 2002 and from date of inception December 5, 2001 to December 31, 2001


                                      2001
                                      ----

                                         Paid In    Retained
Date                  Shares    Amount   Capital    Deficit      Total
-------------------  ---------  -------  --------  ----------  ---------
Founders stock. . .  3,200,000  $ 3,200  $         $           $  3,200
December, 2001. . .    500,000      500     9,500                10,000
Net loss for period                                   (3,435)    (3,435)
                     ---------  -------  --------  ----------  ---------
                     3,700,000  $ 3,700  $  9,500  $  (3,435)  $  9,765
                     =========  =======  ========  ==========  =========


                                      2002
                                      ----

December 31, 2001 .  3,700,000  $ 3,700  $  9,500  $  (3,435)  $  9,765
Loss of the period                                   (43,664)   (43,664)
                     ---------  -------  --------  ----------  ---------
                     3,700,000  $ 3,700  $  9,500  $ (47,099)  $(33,899)
                     =========  =======  ========  ==========  =========

The  accompanying  notes  are  and  integral  part  of  the financial statements



                          OEF CORPORATE SOLUTIONS, INC.
                    STATEMENT OF CASH FLOWS-INDIRECT METHOD
For the year ended December 31, 2002 and from date of inception December 5, 2001 to December 31, 2001


CASH FLOWS FROM OPERATING ACTIVITIES
Net loss from operations . . . . . . . . . . . . . . . .  $(43,664)  $(3,435)
Adjustments to reconcile net income
Depreciation . . . . . . . . . . . . . . . . . . . . . .       787         0
(Increase) in Accounts receivable. . . . . . . . . . . .    (3,355)        0
(Decrease) in Accounts payable . . . . . . . . . . . . .    (3,270)    3,270
Increase in accrued interest . . . . . . . . . . . . . .     4,360         0
                                                          ---------  --------
NET CASH PROVIDED FROM OPERATIONS. . . . . . . . . . . .   (45,142)     (165)

INVESTING ACTIVITIES
Purchase of equipment. . . . . . . . . . . . . . . . . .     4,293         0

FINANCING ACTIVITIES
Short term borrowings- related parties . . . . . . . . .     3,330    33,100
Sale of common stock . . . . . . . . . . . . . . . . . .              13,200
                                                          ---------  --------
                                                             3,330    46,300
INCREASE IN CASH AND CASH EQUIVALENTS. . . . . . . . . .   (46,105)   46,135
Cash and cash equivalents at the beginning of the period    46,135         0
                                                          ---------  --------
Cash and cash equivalents at the end of the period . . .  $     30   $46,135
                                                          =========  ========

The  accompanying  notes  are  and  integral  part  of  the financial statements

                          OEF CORPORATE SOLUTIONS, INC
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE  1:  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

          Nature  of  the business - OEF Corporate Solutions, Inc (the "Company)
          -----------------------
          is  in  the  business  of providing edgarizing services for companies.

          Revenue  Recognition-The  Company  recognizes  revenue  on the accrual
          --------------------
          basis as services are performed for the client companies in their edgarizing of filings with the Securities and Exchange Commission. The company makes no allowance for doubtful accounts as all receivables are deemed collectible.

          Pervasiveness  of  estimates - The preparation of financial statements
          ---------------------------
          in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

          Cash  and  cash  equivalents  -  For  financial statement presentation
          ----------------------------
          purposes, the Company considers all short-term investments with a maturity date of three months or less to be cash equivalents.

          Property  and equipment - Property and equipment are recorded at cost.
          -----------------------
          Maintenance and repairs are expensed as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

          Depreciation is provided using the straight-line method, over the useful lives of the assets.

          Income  taxes  -  Income  taxes  are  provided  for the tax effects of
          -------------
          transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and the tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income.

                          OEF CORPORATE SOLUTIONS, INC
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE  1:  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CON'T)

          Earnings per share - Basic earnings per share are computed by dividing earnings available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflect per share amounts that would have resulted if dilutive potential common stock had been converted to common stock.

NOTE  2:  BACKGROUND

          The Company was incorporated under the laws of the State of Nevada on December 5, 2001. The principal activities of the Company, from the beginning of the development stage, have been organizational matters and marketing its services.

NOTE  3:  RELATED  PARTY  TRANSACTIONS

          The Company borrowed for working capital purposes $33,000 from one of its shareholders. This loan is payable within one year at 12%.

          Another shareholder loaned the Company $100 to open the company bank account upon incorporation of the Company. This will be repaid during the current year.

          The major shareholder of the Company has a consulting contract that allows her to be paid $20,000 for services performed on behalf of the Company. During the year ended December 31, 2002 the shareholder was paid $9,555.

NOTE  4:  INCOME  TAXES

          The benefit for income taxes from operations consisted of the following components: current tax benefit of $6,600 resulting from a net operating loss before income taxes, and a deferred tax expense of $6,600 resulting from a valuation allowance recorded against the deferred tax asset resulting from net operating losses. Net operating loss carryforward will expire in 2021 and 2022.

          The valuation allowance will be evaluated at the end of the development stage considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction would result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer required.

                          OEF CORPORATE SOLUTIONS, INC
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE  5:  NOTES  PAYABLE

          As previously stated in the related party transaction footnote this loan was from a shareholder and payable within one year. One of the Company's consultants advanced the Company $3,330 for working capital during the year ended December 31, 2002.

NOTE  6:  COMMON  STOCK

          At the organizational meeting the Board of Directors authorized a private offering of 500,000 shares of its common stock to accredited investors at $0.02 to raise start-up capital. All 500,000 shares were sold to five investors prior to December 31, 2001. It also authorized the filing of an SB-2 registration statement for 300,000 shares of common stock for sale at $.50 per share, par value $.001 for a total of $150,000.

          The Board of Directors further authorized the issuance of 3,200,000 shares of common stock at par value to the founder of the Company. The founder exercised the purchase of the shares prior to December 31, 2001.

          No stock transactions occurred during the year ended December 31, 2002.

NOTE  7:  GOING  CONCERN

          From the date of inception to December 31, 2002, the Company has yet to commence actual operations and receiving revenue, and, has net losses from operating activities, which raise substantial doubt about its ability to continue as a going concern.

          The Company is planning to file with the Securities and Exchange Commission a SB-2 in order to raise money from investors. The anticipated initial public offering is to be $300,000. The Company has also expanded its client base and is embarking on a marketing program to draw additional clients.

          The Company's ability to continue as a going concern is dependent upon a successful public offering and ultimately achieving profitable operations.

          There is no assurance that the Company will be successful in its efforts to raise additional proceeds or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

TO  THE  BOARD  OF  DIRECTORS
OEF  Corporate  Solutions,  Incorporated.
San  Diego,  California

INDEPENDENT  ACCOUNTANT'S  REPORT


I have reviewed the accompanying balance sheet of OEF Corporate Solutions, Incorporated as of September 30, 2003 and 2002 and the related statement of operations stockholders' equity and the statement of cash flows for the nine month periods ended September 30, 2003 and 2002. All information included in these financial statements is the representation of the management of OEF Corporate Solutions, Incorporated.

I conducted my review in accordance with standards established by the American Institute of Public Accountants. A review of interim financial information consists principally of applying analytical procedures applied to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such as opinion.

Based on my review, I am not aware of any material modifications that should be made to the accompanying financial statements and the cumulative results of operations and cash flows in order for them to be in conformity with generally accepted accounting principles.





/s/Hawkins  Accounting
-----------------------

October  21,  2003



                        OEF  CORPORATE  SOLUTIONS,  INC
                                  BALANCE SHEET
                           September 30, 2003 and 2002



ASSETS                                                 2003           2002
-------------------------------------------------  -------------  -------------

Current Assets
  Cash. . . . . . . . . . . . . . . . . . . . . .  $        349   $        695
  Accounts receivable . . . . . . . . . . . . . .         1,010          1,530
                                                   -------------  -------------
    Total current assets. . . . . . . . . . . . .         1,359          2,225

Fixed Assets
  Equipment . . . . . . . . . . . . . . . . . . .         4,293          4,293
  (Accumulated Depreciation). . . . . . . . . . .        (1,431)          (618)
                                                   -------------  -------------
                                                          2,862          3,675

      Total Assets. . . . . . . . . . . . . . . .  $      4,221   $      5,900
                                                   =============  =============


LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------------------
Liabilities
Current liabilities
  State tax payable . . . . . . . . . . . . . . .  $        800   $        800
  Office expenses payable-. . . . . . . . . . . .  $      6,000   $      2,724
     related parties
  Notes payable-related parties . . . . . . . . .  $     40,930   $     35,600
  Accrued Interest. . . . . . . . . . . . . . . .  $      6,807   $      2,670
                                                   -------------  -------------
                                                         54,537         41,794

      Total liabilities . . . . . . . . . . . . .        54,537         41,794

Stockholders' Equity
  Common stock, 50,000,000 shares authorized
  .001 par value 3,700,000 issued . . . . . . . .         3,700          3,700
  Paid in capital . . . . . . . . . . . . . . . .         9,500          9,500
  (Retained deficit). . . . . . . . . . . . . . .       (63,516)       (49,094)
                                                   -------------  -------------
      Total stockholders' equity. . . . . . . . .       (50,316)       (35,894)

      Total liabilities and stockholders' equity.  $      4,221   $      5,900
                                                   =============  =============


           See accountant's review report and accompanying footnotes.



                  OEF CORPORATE SOLUTIONS, INC
                    STATEMENT OF OPERATIONS
    For the Nine Months Ending September 30, 2003 and 2002


                                           2003         2002
                                        -----------  -----------
Income . . . . . . . . . . . . . . . .  $    9,540   $    6,705

Expenses
  Automobile . . . . . . . . . . . . .                      398
  Bank charges . . . . . . . . . . . .          90          232
  Consulting . . . . . . . . . . . . .       6,164        6,400
  Depreciation . . . . . . . . . . . .         644          618
  Fees . . . . . . . . . . . . . . . .                      795
  Office expense . . . . . . . . . . .         288          921
  Postage and delivery . . . . . . . .         473          145
  Professional fees. . . . . . . . . .       7,601       27,243
  Rent . . . . . . . . . . . . . . . .       5,000        4,960
  Telephone. . . . . . . . . . . . . .       1,000        1,194
  Training . . . . . . . . . . . . . .                    1,000
  Travel and entertainment . . . . . .         100        3,812
  Other costs. . . . . . . . . . . . .       1,000        1,176
                                        -----------  -----------
      Total expenses . . . . . . . . .      22,360       48,894
                                        -----------  -----------
(Loss) from operations . . . . . . . .     (12,820)     (42,189)
Other income and (expense)
  Interest (expense) . . . . . . . . .      (2,797)      (2,670)
  State corporate tax. . . . . . . . .        (800)        (800)
                                        -----------  -----------
      Total other income and (expense)      (3,597)      (3,470)
                                        -----------  -----------
Net (Loss) . . . . . . . . . . . . . .  $  (16,417)  $  (45,659)
                                        ===========  ===========

Earnings per share . . . . . . . . . .       (0.01)  $    (0.01)
                                        ===========  ===========

Weighted average per common share. . .  $3,700,000   $3,700,000
                                        ===========  ===========

           See accountant's review report and accompanying footnotes.



                          OEF CORPORATE SOLUTIONS, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                For Nine Months Ended September 30, 2003 and 2002


                                      2002
                                      ----

                                         Paid In    Retained
Date                  Shares    Amount   Capital    Deficit      Total
-------------------  ---------  -------  --------  ----------  ---------
December 31, 2001 .  3,700,000  $ 3,700  $  9,500  $  (3,435)  $  9,765
Loss for the period                                  (45,659)   (37,848)
                     ---------  -------  --------  ----------  ---------
                     3,700,000  $ 3,700  $  9,500  $ (49,094)  $(28,083)
                     =========  =======  ========  ==========  =========


                                      2003
                                      ----

December 31, 2002 .  3,700,000  $ 3,700  $  9,500  $ (47,099)  $(33,899)
Loss for the period                                  (16,417)   (16,417)
                     ---------  -------  --------  ----------  ---------
                     3,700,000  $ 3,700  $  9,500  $ (63,516)  $(50,316)
                     =========  =======  ========  ==========  =========

           See accountant's review report and accompanying footnotes.



                        OEF  CORPORATE  SOLUTIONS,  INC.
                     STATEMENT OF CASH FLOWS-INDIRECT METHOD
             For the Nine Months Ending September 30, 2003 and 2002


                                                            2003       2002
                                                          ---------  ---------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss from operations . . . . . . . . . . . . . . .  $(16,417)  $(45,659)
  Adjustments to reconcile net income
  Depreciation . . . . . . . . . . . . . . . . . . . . .       644        618
  (Increase) Decrease in Accounts receivable . . . . . .     2,345     (1,530)
  Increase in Accounts payable . . . . . . . . . . . . .     6,800        254
  Increase in accrued interest . . . . . . . . . . . . .     2,447      2,670
                                                          ---------  ---------
NET CASH PROVIDED FROM OPERATIONS. . . . . . . . . . . .    (4,181)   (43,647)

INVESTING ACTIVITIES
  Purchase of equipment. . . . . . . . . . . . . . . . .         0      4,293

FINANCING ACTIVITIES
  Repayment of related party notes . . . . . . . . . . .    (5,000)         0
  Related party borrowings . . . . . . . . . . . . . . .     9,500      2,500
                                                          ---------  ---------
TOTAL FINANCING ACTIVITIES . . . . . . . . . . . . . . .     4,500      2,500



DECREASE IN CASH AND CASH EQUIVALENTS. . . . . . . . . .       319    (45,440)
Cash and cash equivalents at the beginning of the period        30     46,135
                                                          ---------  ---------
Cash and cash equivalents at the end of the period . . .  $    349   $    695
                                                          =========  =========

Supplemental information to the cash flows:
  Interest paid. . . . . . . . . . . . . . . . . . . . .  $    175   $      0
                                                          =========  =========

           See accountant's review report and accompanying footnotes.

                          OEF CORPORATE SOLUTIONS, INC
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 2003 and 2002

NOTE  1:  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

          Nature  of  the business - OEF Corporate Solutions, Inc (the "Company)
          ------------------------
          is in the business of providing edgarizing services for companies in their filings for the Securities and Exchange Commission.

          Development Stage Company -The Company commenced operations during the
          -------------------------
          first quarter of the prior fiscal year. During the prior year the Company was in the development stage as defined in Financial Accounting Standards Board #7.

          Pervasiveness  of  estimates - The preparation of financial statements
          ----------------------------
          in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

          Cash  and  cash  equivalents  -  For  financial statement presentation
          ----------------------------
          purposes, the Company considers all short-term investments with a maturity date of three months or less to be cash equivalents.

          Property and equipment - Property and equipment are recorded at cost. Maintenance and repairs are expensed as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

          Depreciation is provided using the straight-line method, over the useful lives of the assets.

          Income  taxes  -  Income  taxes  are  provided  for the tax effects of
          -------------
          transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and the tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income.

                          OEF CORPORATE SOLUTIONS, INC
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 2003 and 2002

NOTE  1:  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

          Earnings per share - Basic earnings per share are computed by dividing
          ------------------
          earnings available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflect per share amounts that would have resulted if dilutive potential common stock had been converted to common stock.

          Material  Adjustments- Management is not aware of any adjustments that
          ---------------------
          need to be made in order for these financial statements to be in conformity with generally accepted accounting principles.

NOTE  2:  BACKGROUND

          The Company was incorporated under the laws of the State of Nevada on December 5, 2001.

NOTE  3:  RELATED  PARTY  TRANSACTIONS

          In December 2001 an officer and shareholder loaned the Company $100 to open a company bank account. The loan does not carry interest and is payable on demand. At September 30, 2003 the loan had not been repaid.

          The Company borrowed $33,000 for working capital from a company managed by a shareholder in December 2001. This loan was payable within one year at 12%. On December 5, 2002, the note was extended through June 27, 2003 at the same interest rate. In June of 2003, the note was extended for an additional year at the same interest rate.

          In December 2002, the Company received a $3,330 loan from a company that is managed by an officer and shareholder. This note is for one year with an interest rate of 12%.

          During the six months ended June 30, 2003 an officer and shareholder advanced $9,500 to the Company to pay operating expenses. At September 30, 2003, the Company had repaid $5,000 in advances and owed the shareholder $4,500. The advances are payable on demand and do not carry interest.

          During the three months ended September 30, 2003 an officer and shareholder paid for telephone services and other office expenses totaling $1,000 on the Company's behalf. At September 30, 2003 the officer and shareholder had not been reimbursed.

                          OEF CORPORATE SOLUTIONS, INC
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 2003 and 2002

NOTE  3:  RELATED  PARTY  TRANSACTIONS  (Continued)

          During the nine months ended September 30, 2003 the Company paid an officer and shareholder $6,164 in consulting fees for managing the Company and for reimbursement of expenses. During the nine months ended September 30, 2002 the same officer and shareholder was paid $6,400 in consulting fees and reimbursement of expenses.

          In December of 2001, the Company entered an informal agreement to rent office space from a company managed by a shareholder and officer of the Company. The Company agreed to pay $415 per month on a month-to-month basis. During the nine months ended September 30, 2002 the Company paid $4,960 in rent. At September 30, 2003, the Company owed the officer and shareholder $5,000 in reimbursement for accrued rental expenses.

NOTE  4:  INCOME  TAXES

          The benefit for income taxes from operations consisted of the following components: current tax benefit of $20,000 resulting from a net operating loss before income taxes, and a deferred tax expense of $20,000 resulting from a valuation allowance recorded against the deferred tax asset resulting from net operating losses. Net operating loss carryforward will expire in 2022, 2021 and 2022.

          The valuation allowance will be evaluated at the end of the development stage considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction would result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer required.

NOTE  5:  NOTES  PAYABLE

          As described in the related party transaction footnote, at September 30, 2003, the company owed $40,930 in notes and advances payable to related parties and $6,807 in accrued interest payable to related parties.

NOTE  6:  COMMON  STOCK

          At the organizational meeting the Board of Directors authorized a private offering of 500,000 shares of its common stock to accredited investors at $0.02 to raise start-up capital. All 500,000 shares were sold to five investors prior to December 31, 2001. It also authorized the filing of an SB-2 registration statement for 300,000 shares of common stock for sale at $.50 per share, par value $.001 for a total of $150,000.

                          OEF CORPORATE SOLUTIONS, INC
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 2003 and 2002

NOTE  6:  COMMON  STOCK  (Continued)

          The Board of Directors further authorized the issuance of 3,200,000 shares of common stock at par value to the founder of the Company. The founder exercised the purchase of the shares prior to December 31, 2001.

NOTE  7:  LEASES

          The company currently leases office space from a company controlled by a shareholder and officer on a month-to-month basis for $415 per month. This is classified as an operating lease. Once significant operations commence and operating income is sufficient the Company is expected to move into other offices. The rent expense under this operating lease through September 30, 2003 is $5,000 as of September 30, 2002 it was $4,960.

NOTE  8:  GOING  CONCERN

          From the date of inception to September 30, 2003, the Company has net losses from operating activities, which raise substantial doubt about its ability to continue as a going concern.

          The Company is in the process of filing a Registration Statement on Form SB-2 with the Securities and Exchange Commission in order to conduct an initial public offering of its $.001 par value common stock. The company is registering 300,000 common shares to be offered at $.50 per share with a minimum of 150,000 shares to be sold. If the proposed offering is successful, gross proceeds will be $75,000 to $150,000.

          The Company's ability to continue as a going concern is dependent upon a successful public offering and ultimately achieving profitable operations.

          There is no assurance that the Company will be successful in its efforts to raise additional proceeds or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

================================================================================

                                 $75,000 MINIMUM

                                $150,000 MAXIMUM




                          OEF CORPORATE SOLUTIONS, INC.



                             150,000 SHARES MINIMUM
                             300,000 SHARES MAXIMUM
                                  COMMON STOCK
                                 $.001 PAR VALUE






                              ---------------------
                                   PROSPECTUS
                              ---------------------


                           POST EFFECTIVE AMENDMENT #2















                                FEBRUARY 17, 2004

================================================================================
================================================================================
Until May 17, 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


--------------------------------
TABLE OF CONTENTS
--------------------------------
Prospectus Summary . . . . . . . . . . . . . .   2
Risk Factors . . . . . . . . . . . . . . . . .   2
Forward-Looking Statements . . . . . . . . . .   6
Dilution and Comparative Data. . . . . . . . .   7
Use of Proceeds. . . . . . . . . . . . . . . .   8
Determination of Offering Price. . . . . . . .   9
Description of Business. . . . . . . . . . . .   9
Plan of Operation. . . . . . . . . . . . . . .  14
Management's Discussion and Analysis . . . . .  15
Management . . . . . . . . . . . . . . . . . .  16
Compensation . . . . . . . . . . . . . . . . .  16
Certain Relationships and Related Transactions  17
Principal Stockholders . . . . . . . . . . . .  18
Description of the Securities. . . . . . . . .  18
Shares Available for Future Sale . . . . . . .  19
Market for Common Stock. . . . . . . . . . . .  19
Plan of Distribution . . . . . . . . . . . . .  21
Legal Matters. . . . . . . . . . . . . . . . .  22
Experts. . . . . . . . . . . . . . . . . . . .  22
Additional Information . . . . . . . . . . . .  22
Index to Financial Statements. . . . . . . . .  23

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to whom it is unlawful to make such offer in any jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.
================================================================================

PART  II.

INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Our company's charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the company shall have any liability to the company or its stockholders for monetary damages. The Nevada Revised Statutes provide that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The company's charter and bylaws provide that the company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Nevada Revised Business Corporations Act and that the company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

The charter and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with OEF. However, nothing in our charter or bylaws of the company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Nevada
Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange
---------
Commission.


Securities  and  Exchange  Commission  Filing  Fee      $         13.80
Printing  Fees  and  Expenses                                    500.00
Legal  Fees  and  Expenses                                    15,000.00
Accounting  Fees  and  Expenses                                3,000.00
Blue  Sky  Fees  and  Expenses                                   500.00
Trustee's  and  Registrar's  Fees                                500.00
Miscellaneous                                                    486.20
TOTAL                                                   $     20,000.00

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

On December 27, 2001, we issued 3,200,000 shares of common stock to Ms. Natalie Shahvaran, our Founder, President and Director in exchange for $ 3,200 cash. The securities were sold in a private transaction, without registration in reliance on the exemption provided by Section 4(2) of the Securities Act. The investor had access to all material information pertaining to the Company and its financial condition. The investor completed and signed a subscription agreement attesting to his sophistication or accredited investor status and investment intent. No broker was involved and no commissions were paid in the transactions.

On December 28, 2001, we issued 500,000 shares of common stock to five accredited investors for a total of $10,000. The securities were sold in private transactions, without registration in reliance on the exemption provided by Section 4(2) of the Securities Act. Each investor had access to all material information pertaining to the Company and its financial condition. Each investor completed and signed a subscription agreement attesting to his sophistication or accredited investor status and investment intent. No broker was involved and no commissions were paid in the transactions.

ITEM  27.  EXHIBITS.



EXHIBITS.

SEC Ref. No.  Title of Document                       Location
         3.1  Articles of Incorporation. . . . . . .         *
       3.1.1  Amended Articles of Incorporation. . .         *
         3.2  By-laws. . . . . . . . . . . . . . . .         *
           4  Specimen Stock Certificate . . . . . .        (1)
         5.1  Legal Opinion included in Exhibit 23.1         *
        10.1  Revised Promissory Note June 5, 2003 .         *
        10.2  Growth Ventures Loan Agreement . . . .         *
        10.3  USA Ventures Consulting Agreement. . .         *
        10.4  Subscription Agreement - December 2001         *
        23.1  Consent of Cletha A. Walstrand, PC . .         *
        23.2  Consent of Hawkins Accounting. . . . .  Attached
        99.1  Subscription Agreement . . . . . . . .         *
        99.2  Escrow Agreement . . . . . . . . . . .         *
        99.3  Code of Ethics . . . . . . . . . . . .         *

* Incorporated by reference to the SB-2 registration statement filed July 17, 2002, SB-2 Amendment 1 filed April 29, 2002, SB-2 Amendment 2 filed June 26, 2003, and SB-2 Amendment 3 filed October 1, 2003.

(1) Due to budget constraints, we are not issuing any stock certificates until our registration statement goes effective. Therefore, we do not have a specimen certificate available for filing.

ITEM  28.  UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Registration Statement or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the us of expenses incurred or paid by a director, officer or controlling persons of OEF in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The  undersigned  registrant  hereby  undertakes  to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, OEF Corporate Solutions, Inc., certifies that it has reasonable ground to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf, in the City of San Diego, State of California, on February 17, 2004.

     OEF  Corporate  Solutions,  Inc.

     By:     /s/  Natalie  Shahvaran
     -----------------------------------------
     Natalie  Shahvaran
     President  and  Chief  Financial  Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed below by the following persons in the capacities and on the dates indicated.

     By:     /s/Natalie  Shavaran
     --------------------------------
     Natalie  Shahvaran
     President,  Secretary  and  Director
     Date:  February  17,  2004